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                                                                    Exhibit 3.71

                                    DELAWARE

                                 The First State

         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE,

DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON

FILE OF "GOODRICH AEROSPACE COMPONENT OVERHAUL & REPAIR, INC." AS RECEIVED AND

FILED IN THIS OFFICE.

         THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

         CERTIFICATE OF INCORPORATION, FILED THE TWENTY-FIRST DAY OF MAY, A.D.

1986, AT 10 O'CLOCK A.M.

         CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "CASTLEBERRY

INSTRUMENTS & AVIONICS, INC." TO "BFGOODRICH AEROSPACE COMPONENT OVERHAUL &

REPAIR, INC.", FILED THE TWENTY-SEVENTH DAY OF FEBRUARY, A.D. 1992, AT 10

O'CLOCK A.M.

         AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE

AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTY-EIGHTH DAY OF FEBRUARY, A.D.

1992.

         CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "BFGOODRICH AEROSPACE

COMPONENT OVERHAUL & REPAIR, INC." TO "GOODRICH AEROSPACE COMPONENT OVERHAUL &

REPAIR, INC.", FILED THE TWENTY-THIRD DAY OF MAY, A.D. 2001, AT 2:30 O'CLOCK

P.M.

         AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE

ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

                                    /s/ Harriet Smith Windsor
                                    --------------------------------------------
                                    Harriet Smith Windsor, Secretary of State






20991677 8100H                                          AUTHENTICATION:  2410806

030305650                                                         DATE: 05-12-03


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                          CERTIFICATE OF INCORPORATION

                                       OF

                    CASTLEBERRY INSTRUMENTS & AVIONICS, INC.

         FIRST: The name of the corporation is Castleberry Instruments & Avionics, Inc.

         SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is one dollar ($1.00) amounting in aggregate to one thousand dollars ($1,000.00).

         FIFTH: The name and mailing address of the incorporator of the Corporation is Nicholas J. Calise, 500 South Main Street, Akron, Ohio 44318.

         SIXTH: The corporation is to have perpetual existence.

         SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

         EIGHTH: Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

         Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

         Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this

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corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 19th day of May, 1986.



                                              /s/ Nicholas J. Calise
                                              ----------------------------------
                                              Nicholas J. Calise, Incorporator

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                    CASTLEBERRY INSTRUMENTS & AVIONICS, INC.

         Castleberry Instruments & Avionics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

         RESOLVED, that the Certificate of Incorporation of Castleberry Instruments & Avionics, Inc. be amended by changing the FIRST Article thereof, effective February 28, 1992, so that, as amended, said Article shall be and read as follows:

                  FIRST: The name of the corporation is BFGoodrich Aerospace Component Overhaul & Repair, Inc.

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         FOURTH: The effective date of the aforesaid amendment shall be February 28, 1992.

         IN WITNESS WHEREOF, said Castleberry Instruments & Avionics, Inc. has caused this certificate to be signed by George K. Sherwood, its Vice President and attested by Nicholas J. Calise, its Secretary this 24th of February, 1992.



                                              /s/ George K. Sherwood
                                              ----------------------------------
                                              George K. Sherwood, Vice President
ATTEST:

By /s/ Nicholas J. Calise
   -------------------------------------
     Nicholas J. Calise, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

BFGoodrich Aerospace Component Overhaul & Repair, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies that:

         1. Article 1 of the Company's Certificate of Incorporation is hereby amended to read as follows:

                  "1. The name of this corporation is Goodrich Aerospace Component Overhaul & Repair, Inc."

         2. In lieu of a meeting and vote of shareholders, the shareholders have given unanimous written consent to such amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         3. Such amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this certificate to be signed by its Secretary this 14th day of May, 2001.

                                           BFGOODRICH AEROSPACE COMPONENT
                                           OVERHAUL & REPAIR, INC.


                                           BY:/s/ Kenneth L. Wagner
                                              ----------------------------------
                                              Kenneth L. Wagner
                                              Secretary


ATTEST:

/s/ Jennie M. Raine
--------------------------------
Jennie M. Raine
Assistant Secretary